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                                                                   EXHIBIT 10.37
                      DATED THIS 17th DAY OF February 1998

                                     Between

                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                                   as Landlord

                                       And

                     SILICON MANUFACTURING PARTNERS PTE LTD
                                  as Subtenant

                      ************************************



                                    SUB-LEASE

                      ************************************
                           Ref: GHC/JNVC/sll/12859/978



                              M/s Allen & Gledhill
                             Advocates & Solicitors
                                    Singapore



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THIS SUB-LEASE (this "SUB-LEASE") is made the 17th day of February 1998

Between:-

(1) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in Singapore and having its registered office at 60 Woodlands Industrial Park D Street 2, Singapore 738406, (the "Landlord"); and

(2) SILICON MANUFACTURING PARTNERS PTE LTD, a company incorporated in Singapore and having its registered office at 60 Woodlands Industrial Park D Street 2, Singapore 738406 (the "Subtenant").

WHEREAS:-

(A) Singapore Technologies Pte Ltd has leased the Property (as hereinafter defined) from Jurong Town Corporation on the terms of the two (2) Building Agreements both dated 17th February 1998 and made between Jurong Town Corporation and Singapore Technologies Pte Ltd.

(B) With the consent of Jurong Town Corporation, Singapore Technologies Pte Ltd has sub-let the Property to the Landlord on the terms of the Agreements for Sub-License and Sub-Lease both dated 17th February 1998 and made between Singapore Technologies Pte Ltd and the Landlord.

(C) The Landlord is desirous of subletting part of the Building to the Subtenant and the Head Lessor (as hereinafter defined) has consented to such subletting.

NOW IT IS AGREED as follows:-

1.       INTERPRETATION

1.1 In this Sub-Lease the following words and expressions shall where the context so admits have the following meanings:-

         "Allocable Share" means at any time of calculation, a percentage reflecting (a) the sum of (i) the total gross floor area of the Sublet Portions plus (ii) fifty percent (50%) of the total gross floor area of the Common Portions expressed as a percentage of (b) the total gross floor area of the Building, as each such gross floor area may be modified from time to time;

         "Building" means any carparks and building(s) on the Property of which any part of the Sublet Portions is comprised in;

         "Certificate of Statutory Completion" means the Certificate of Statutory Completion in respect of the Building issued by the Building Authority under the Building Control Act Cap. 29;

         "Common Portions" means all those portions of the Building coloured in yellow on the plans attached hereto in Appendix I;

         "Conducting Media" means drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains or any of them;

         "CSM Portions" means all those portions of the Building coloured in pink on the plans attached hereto in Appendix I.



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         "Deposit" means the sum, if any, deposited or required to be deposited by the Subtenant with the Landlord pursuant to Clause 3.2;

         "Head Lease" means:-

         (a) the Building Agreements both dated 17th February 1998 and made between Jurong Town Corporation and Singapore Technologies Pte Ltd; and

         (b) the Agreements for Sub-Licence and Sub-Lease both dated 17th February 1998 and made between Singapore Technologies Pte Ltd and the Landlord,

         and shall include any variations, supplements or modifications thereof from time to time agreed upon between the relevant parties and all instruments and documents made supplemental thereto;

         "Head Lessor" means the Jurong Town Corporation and/or Singapore Technologies Pte Ltd;

         "Interest" means interest at the rate of 8.5% per annum or such higher rate as may be determined from time to time by the Jurong Town Corporation;

         "Notice to take possession" means the notice to be given by the Landlord to the Subtenant under Clause 11;

         "Permitted Occupier" means any person on the Sublet Portions expressly or by implication with the Subtenant's authority;

         "Property" means all that land known as Private Lots A12787(a) and A12787(b) together with the Building erected thereon;

         "Rent" means the rent payable by the Subtenant in accordance with
         Schedule 3;

         "Service Agreement" means the CSM Service Support Agreement dated 17th February 1998 made between the parties hereto, as the same may be amended or supplemented from time to time; and

         "Sublet Portions" means all those portions of the Building coloured in blue on the plans attached hereto in Appendix I.

1.2 Reference herein to the "Landlord's" shall include where the context so admits the Landlord's successors-in-title and the person(s) for the time being entitled to the reversion immediately expectant on the determination of the terms herein mentioned.

1.3 Reference herein to the "Subtenant" shall include where the context so admits the Subtenant's successors-in-title and permitted assigns.

1.4 Words importing the singular number include the plural number and vice versa and words importing the masculine gender include the feminine gender and words importing persons shall include companies, corporations and other bodies, whether incorporated or unincorporated.

1.5 In any case where the Subtenant is placed under a restriction by reason of the covenants and conditions contained in this Sub-Lease, the restriction shall be deemed to include the obligation




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         on the Subtenant not to permit or allow the infringement of the restriction by any person claiming rights to use, enjoy or visit the Sublet Portions and/or the Common Portions through, under or in trust for the Subtenant.

1.6 Where the consent or approval of the Landlord is required under the provisions of this Sub-Lease, for so long as the Service Agreement is in effect and the Landlord has not objected thereunder to the matter that is the subject of such consent or approval, any such approval or consent shall automatically be deemed to have been requested by the Subtenant and granted by the Landlord upon the taking by the Landlord of the action requiring approval of the Landlord hereunder (as service provider under the Service Agreement). In the event that the consent or approval of the Landlord is required under the provisions of this Sub-Lease and the Service Agreement is no longer in effect, the Subtenant shall apply in writing for such consent or approval and the Landlord shall not unreasonably withhold its consent or approval. It is acknowledged that in order for the Landlord to provide consent hereunder with respect to certain matters, it may be required under the Head Lease to obtain the consent of the Head Lessor. Where the consent or approval of the Head Lessor is required by the Head Lease to any action or other matter proposed or taken by the Subtenant affecting the Sublet Portions or the Common Portions, the Landlord shall liaise with the Head Lessor and take all commercially reasonable actions that may be necessary or desirable to obtain such consent or approval provided nothing herein shall impose on the Landlord any obligation to ensure that the Head Lessor's consent or approval will be given. The Subtenant agrees that under the Service Agreement it will be charged the Allocable Share of any costs and fees payable by the Landlord to consultants engaged by the Landlord or the Head Lessor to advise upon any application made by the Subtenant (including any plans, specifications or materials submitted therewith) for any consent or approval relating to the Common Portions and the Building. Any such costs and fees payable in relation to any consent or approval required in respect of the Sublet Portions or any part thereof shall be borne by the Subtenant.

1.7 Subject to the provisions of Clause 1.6, references to "consent of the Landlord" or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and references to "approved" and "authorised" or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord.

1.8 The Schedules hereto shall be taken, read and construed as parts of this Sub-Lease and the provisions thereof shall have the same force and effect as if expressly set out in the body of this Sub-Lease.

1.9 The clause and paragraph headings in this Sub-Lease are for ease of reference only and shall not be taken into account in the construction and interpretation of any covenant, condition or proviso to which they relate.

1.10 References in this Sub-Lease to a clause or Schedule are references where the context so admits to a clause or Schedule in this Sub-Lease. References in a clause to a paragraph are (unless the context otherwise requires) references to a paragraph of that clause, and references in a Schedule to a paragraph are (unless the context otherwise requires) references to a paragraph of that Schedule.



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1.11     References in this Sub-Lease to any statute or statutory instruments shall includes and refer to any statute or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force.

1.12 Words in this Sub-Lease importing the singular meaning shall where the context so admits include the plural meaning and vice versa.

2.       SUB-LEASE

         In consideration of the Rent and the Subtenant's covenants reserved and contained in this Sub-Lease, the Landlord hereby sublets to the Subtenant the Sublet Portions and allows the Subtenant to use, for so long as this Sub-Lease is subsisting, the Common Portions in common with the Landlord for the purposes stated herein or for such other purpose(s) as may be prescribed from time to time by the Landlord for the period of ten (10) years commencing from the date of receipt by the Subtenant of the Notice to take possession (the "Term") on the terms and conditions herein contained TOGETHER WITH (but to the exclusion of all other liberties, rights or advantages) the rights set out in
         Schedule 1 but EXCEPTING AND RESERVING unto the Landlord and the Head Lessor at all times the rights set out in Schedule 2.

3.       SUBTENANT'S COVENANTS

         The Subtenant hereby covenants with the Landlord as follows:-

3.1      RENT

3.1.1    To pay the Rent at the times and in the manner specified in Schedule 3.

3.1.2 In addition and without prejudice to any other right, power or remedy of the Landlord if the whole or any part of the Rent and other moneys payable under any of the provisions of this Sub-Lease or any part thereof shall at any time remain unpaid for seven (7) days after the same shall have become due (whether such Rent or other moneys be formally demanded or not) then the Subtenant shall pay to the Landlord Interest thereon from and including the date they become due until the date they are paid. The Landlord shall be entitled to recover any moneys owing to the Landlord by the Subtenant (notwithstanding they are not Rent) and Interest thereon as if such moneys and Interest were also rent in arrears.

3.2      DEPOSIT

3.2.1 If at any time during the Term the Landlord shall cease to hold at least 25% of the issued share capital of the Subtenant, the Subtenant shall forthwith on demand by the Landlord, deposit with the Landlord in cash a sum equal to three (3) months' Rent payable in respect of the Term. The Subtenant shall, at all times thereafter during the Term, maintain in cash with the Landlord a Deposit equivalent to three (3) months' Rent.

3.2.2 The Deposit shall be held by the Landlord as security for the due performance and observance by the Subtenant of all the covenants and provisions contained in this Sub-Lease and as security for any claim by the Landlord at any time against the Subtenant in relation to any matter in connection with the Sublet Portions and/or the Common Portions whether this Sub-Lease is subsisting




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         or not and, subject to any deductions to be made by the Landlord pursuant to the provisions of this Sub-Lease, shall be repaid to the Subtenant without interest within one (1) month from the date the Sublet Portions, duly repaired, cleaned, decorated and reinstated in accordance with the Subtenant's covenants in this Sub-Lease, is returned to the Landlord.

3.2.3 If the Subtenant shall commit a breach of any of the provisions of this Sub-Lease, the Landlord shall be entitled but not obliged to apply the Deposit or any part thereof in or towards payment of moneys outstanding or making good any breach by the Subtenant or to deduct from the Deposit the loss or expense to the Landlord occasioned by such breach but without prejudice to any other remedy which the Landlord may be entitled. If any part of the Deposit shall lawfully be applied by the Landlord in accordance herewith, the Subtenant shall on demand by the Landlord forthwith deposit with the Landlord the amount set-off by the Landlord from the Deposit Provided Always that no part of the Deposit shall without the written consent of the Landlord be set-off by the Subtenant against any Rent or other sums owing to the Landlord.

3.3      OUTGOINGS

         To pay all charges in respect of any telephone, telex, teleprinters, facsimile and/or other services connected to the Sublet Portions and all other charges or impositions imposed by any public authority for the supply of any service separately supplied to the Sublet Portions.

3.4      USE

         At all times, not without the previous consent in writing of the Landlord, to carry on or to permit or suffer to be carried on in the Sublet Portions and/or the Common Portions or any part thereof any trade or business whatsoever other than the manufacture of semiconductor wafers and all activities related or ancillary thereto.

3.5      CARPARKS

3.5.1 The Landlord and the Subtenant agree that the Subtenant shall be allocated the use of such number of carpark spaces as are agreed upon by the Landlord and the Subtenant. In any event:

         (a) the Subtenant shall be allocated 70 carpark lots which will be located on the Property and be available upon commencement of the Term at no additional cost to the Subtenant; and

         (b) the Subtenant shall be allocated 125 carpark lots which will be made available to the Subtenant upon the completion of a carpark complex which the Landlord shall cause to be built near the Property and for which the Subtenant shall pay to the Landlord or the owner of the carpark complex such rent or other consideration as is agreed to by the Subtenant and the Landlord taking into consideration the ground rent and construction costs (and interest thereon, if applicable) for such carpark complex and the proportion the 125 carpark lots represents of the total number of carpark lots to be constructed within the complex.

3.5.2    The carpark lots need not be specifically designated for the Subtenant.



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3.6      ALTERATIONS, ADDITIONS AND CHANGES

3.6.1 Not to carry out, suffer or permit to be carried out any alterations, additions or other works whatsoever affecting the structure of the Sublet Portions or the Building or the exterior appearance of any part of the Sublet Portions except with the prior written consent of the Landlord.

3.6.2 Not to carry out any other alterations, additions or other works at or to or affecting the Sublet Portions and/or the Common Portions without first having obtained the consent in writing of the Landlord to the said alterations, additions or other works and to the plans, layouts, designs, drawings, specifications and proposed materials to be used for the said alterations, additions or other works, the Landlord's consent not to be unreasonably withheld. Any alterations, additions or other works whatsoever to be carried out at or to the Sublet Portions and/or the Common Portions when consented to in writing by the Landlord upon such terms and conditions as the Landlord may reasonably impose shall only be carried out in accordance with the said terms and conditions and by contractors approved by the Landlord, such approval not to be unreasonably withheld and at the cost and expense of the Subtenant.

3.6.3 The Landlord shall be entitled to engage its architect, engineer or other consultant(s) for the purpose of considering the plans, layouts, designs, drawings, specifications and materials relating to the proposed alterations, additions or other works, and the fees and expenses of such architect, engineer and consultant(s) payable in connection therewith shall be borne by the parties in accordance with the provisions of Clause 1.6.

3.6.4 The costs and expenses payable to or incurred by the Landlord (if any) in connection with obtaining the consent of the Head Lessor to the proposed alterations, additions or other works, shall be borne by the parties in accordance with the provisions of Clause 1.6. If the Subtenant fails to make payment on demand of such fees, costs and expenses referred to in Clauses 3.6.3 and 3.6.4, the Landlord may effect payment of the same and all costs and expenses so incurred by the Landlord shall be paid by the Subtenant to the Landlord forthwith on demand and all costs and expenses so incurred by the Landlord together with Interest thereon from the date the costs and expenses were so incurred by the Landlord until the date they are paid by the Subtenant to the Landlord shall be recoverable from the Subtenant as if they were rent in arrears.

3.6.5 All planning and other consents necessary or required pursuant to the provisions of any statute, rule, order, regulation or by-law for any alterations, additions or other works at, to or affecting the Sublet Portions and/or the Common Portions (if made by the Subtenant), shall be applied for and obtained by the Subtenant at its own cost and expense.

3.6.6 The Subtenant shall permit the Landlord and its servants or agents at all reasonable times to enter into and inspect and view the Sublet Portions to ascertain if all alterations, additions or other works are or have been carried out in accordance with the provisions of this Clause 3.6. If any breach of the provisions of this Clause 3.6 shall be found upon such inspection for which the Subtenant is liable, then upon notice by the Landlord to the Subtenant, the Subtenant shall execute all repairs, works, replacements or removals required within thirty
         (30) days (or


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         sooner if reasonably required by the Landlord) after the date of receipt by the Subtenant of such notice.

3.6.7 In case of default by the Subtenant, it shall be lawful for workmen or agents of the Landlord to enter into the Sublet Portions at all reasonable times to execute such repairs, works, replacements or removals and the Subtenant shall pay to the Landlord on demand all costs and expenses so incurred together with Interest from the date of expenditure until the date they are paid by the Subtenant to the Landlord (such costs and expenses and Interest to be recoverable as if they were rent in arrears).

3.6.8 The Subtenant shall, where applicable, deliver to the Landlord forthwith upon completion of the said alterations, additions or other works, a set of the duly approved as-built drawings.

3.7      TAXES

3.7.1 The Rent and other sums expressed to be payable by the Subtenant under this Sub-Lease (hereinafter collectively called the "Agreed Sum") shall, as between the Landlord and the Subtenant be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter collectively called "Taxes" which, for the avoidance of doubt, shall not include tax on the income of the Landlord as charged or assessed by the Inland Revenue Authority of Singapore) which may from time to time be imposed or charged before, on or after the commencement of the Term (including any subsequent revisions thereto) by any government, quasi-government, statutory or tax authority (hereinafter called the "Authorities") on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Subtenant shall pay all such Taxes or reimburse the Landlord for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Landlord to comply with any applicable orders or directives of the Authorities and the relevant laws and regulations.

3.7.2 If the Landlord or the Subtenant (or any person on their behalf) is required by law to make any deduction or withholding or to make any payment, on account of such Taxes, from or calculated by reference to the Agreed Sum (or any part thereof):-

         (a) the Subtenant shall pay, without requiring any notice from the Landlord all such Taxes for its own account (if the liability to pay is imposed on the Subtenant), or on behalf of and in the name of the Landlord (if the liability to pay is imposed on the Landlord) on receipt of written notice from the Landlord, and without prejudice to the foregoing, if the law requires the Landlord to collect and to account for such Taxes, the Subtenant shall pay such Taxes to the Landlord (which shall be in addition to the Subtenant's liability to pay the Agreed Sum) on receipt of written notice from the Landlord; and

         (b) the sum payable by the Subtenant in respect of which the relevant deduction, withholding or payment is required on account of such Taxes shall be increased to the extent necessary to ensure that after making of the aforesaid deduction, withholding or payment, the Landlord or any person or persons to whom such sum is to be paid, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or Taxes) a net sum equal to what would have been received and retained had




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                  no such deduction, withholding or payment been required or made.

         The rights of the Landlord under this Clause 3.7 shall be in addition and without prejudice to any other rights or powers of the Landlord under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Subtenant the amount of such Taxes which may be or is to be paid or borne by the Landlord.

         The Subtenant shall indemnify and hold harmless the Landlord from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Landlord arising from any claim, demand, proceeding or action that may be made or instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the Subtenant in the payment and discharge of any such Taxes.

3.8      COVENANTS AFFECTING USE OF SUBLET PORTIONS AND COMMON PORTIONS

3.8.1 Not to use the Sublet Portions and/or the Common Portions or any part thereof for any noisy, noxious or offensive trade, business or occupation nor for the carrying on of any vocation which may be calculated to attract to the Property or any part thereof persons of an undesirable character and not to do or permit to be done any act or thing which may become a nuisance to or give cause for reasonable complaints from the occupants of neighbouring premises.

3.8.2 Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the Building and the Property for the time being subsisting may become void or voidable or whereby the rate of premium therefor may be increased and to make good all damage suffered by the Landlord or Head Lessor and to repay to the Landlord or Head Lessor forthwith on demand all sums paid by the Landlord or Head Lessor by way of increased premiums and all expenses incurred by the Landlord and Head Lessor in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant.

3.8.3 Not to permit any auction to take place on the Sublet Portions and/or the Common Portions.

3.8.4 Not to hold in or on the Sublet Portions and/or the Common Portions any exhibition, public meeting or public entertainment.

3.8.5 Not to bring or allow to be brought on to the Sublet Portions and/or the Common Portions, the Property or any part of the surrounding grounds which are used in common with the Landlord and other tenants, any dog or other animal or bird or pet or any heavy machines or machinery which have not been approved by the Landlord and notwithstanding any prior approval of the Landlord, in relation to any machines or machinery, not at any time to load or suffer to be loaded any part of the floors of the Building or the Sublet Portions and/or the Common Portions which may cause or lead to the subsidence or cracking of the ground or any part of the Building and shall, when required by the Landlord or the Head Lessor, distribute any load on any part of the floor of the Sublet Portions and/or the Common Portions in accordance with the directions and requirements of the Landlord and the Head Lessor and in the interpretation and application of the provisions of this Clause relating to loading the decision of the surveyor or architect of the Landlord or the Head Lessor shall be final and binding upon the Subtenant.



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3.8.6    Not to obstruct, litter or make untidy any part of the Property and the surrounding grounds used in common with the Landlord, Head Lessor and other persons authorized by them respectively.

3.8.7 Not to place or expose for sale or otherwise or permit or suffer so to be upon or over the grounds outside the front of the Sublet Portions and/or the Common Portions any goods or things whatsoever.

3.8.8 Not to use the Sublet Portions and/or the Common Portions or any part thereof (save for the cafeteria contemplated to be a part of the Common Portions) or permit the same to be used for the cooking or the preparation of food nor to permit or suffer anyone to sleep or reside therein save as otherwise permitted by the Landlord and/or any other relevant authority.

3.8.9 Not to block up, darken or obstruct or obscure any of the windows or light belonging to the Sublet Portions and/or the Common Portions or to the Building.

3.8.10 To ensure that the Subtenant's employees, servants, agents or visitors do not obstruct those areas of the Property allocated to temporary vehicle parking or designated as loading/unloading areas and at all times to comply with the directions of the Landlord's staff or agents in exercising due control of such areas.

3.8.11 Not to use or permit to be used any lavatories, water-closets or washroom accommodation in the Building other than that allocated by the Landlord to the Subtenant (if any) available in the Sublet Portions or the Common Portions nor any other facilities in the Building save as otherwise permitted by the Landlord.

3.8.12 To keep the Sublet Portions and/or the Common Portions and every part thereof clean and in the fullest possible hygienic condition and to keep all pipes, drains, basins, sinks and water-closets in the Sublet Portions and/or the Common Portions clean, unblocked and in the fullest possible hygienic condition. The Subtenant shall not employ in or about the Sublet Portions and/or the Common Portions any cleaner other than the cleaning contractor approved by the Landlord to carry out the cleaning work for the Building and the Subtenant shall not have any claim against the Landlord in respect of any act, omission or negligence of such cleaner in or about the performance or purported performance of his duties.

3.8.13 To ensure that proper measures will be carried out to ensure proper ventilation and to prevent smoke fumes or unpleasant odours and/or leakage of any other substances or materials from and in the Sublet Portions and/or the Common Portions and in the event that the Subtenant fails to do so the Landlord may take all such measures as the Landlord reasonably deems necessary to remedy this breach and all reasonable costs and expenses incurred by the Landlord shall be solely borne by the Subtenant and deemed to be a debt due from the Subtenant to the Landlord.

3.8.14 To keep the Sublet Portions and/or the Common Portions free of pests, rodents, vermin and insects.

3.8.15 Not to erect or install any sign, device, furnishing, ornament or object which is visible from the street or from any other building and which, in the reasonable opinion of the Landlord, is incongruous or unsightly or may detract from the general



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         appearance of the Building without the prior written consent of the
         Landlord, such consent not to be unreasonably withheld.

3.8.16 To ensure that all doors of the Sublet Portions are safely and properly locked and secured when the Sublet Portions are not occupied.

3.8.17 Not to place or take into the passenger lift (if any) any baggage, furniture, heavy articles or other goods or other merchandise save only such light articles as brief-cases, attache cases and handbags.

3.9      SIGNS, NAME PLATES, ADVERTISEMENTS, ETC

3.9.1 Not to affix, paint, or otherwise exhibit or permit to be affixed, painted or otherwise exhibited to or upon any part of the exterior of the Sublet Portions and/or the Common Portions or the external walls, rails or fences thereof or of the Property any air-conditioning unit, signboard, announcement, placard, poster, advertisement, nameplate, flag, flagstaff, wireless or television aerial, or any other thing whatsoever or on the exterior of the Sublet Portions and/or the Common Portions or on the windows or doors thereof or of the Property or in or about any part of the Building except such as may be approved in writing by the Landlord, the Landlord's approval not to be unreasonably withheld.

3.9.2 If any signs, signboards, show-boards, name-plates, placards, notices, hoardings, posters, plaques, advertisements, flag or flag staff or any other thing whatsoever shall be affixed erected painted or otherwise exhibited in breach of these provisions, to permit the Landlord and/or the Head Lessor to enter the Sublet Portions and remove such signs, signboards, show-boards, nameplates, placards, notices, hoardings, posters, plaques, advertisements, flag or flag staff or any other thing whatsoever and to pay the Landlord on demand the expense of so doing.

3.10     TENANTABLE REPAIR

3.10.1   At all times during the continuance of this Sub-Lease:

         (a) to keep the Sublet Portions, the Subtenant's fixtures, fittings, plant, furnishing and equipment therein, the flooring, interior plaster or other surface material or rendering on the walls and ceilings of the Sublet Portions and all doors, windows, glass, locks, fastenings, installations and fittings for light and power and the Conducting Media or any of them within and/or serving the Sublet Portions and/or the Common Portions, in a clean and good state of tenantable repair and condition (fair wear and tear excepted);

         (b) to give immediate notice to the Landlord of any material damage that may occur to the Sublet Portions and/or the Common Portions and of any material accident to or defects in the Sublet Portions and/or the Common Portions or any part of the Landlord's fixtures or fittings; and

         (c) to make good to the satisfaction of the Landlord any damage or breakage caused to any part of the Sublet Portions and/or the Common Portions or to any of the Landlord's fixtures and fittings therein resulting from any action or omission of the Subtenant, its employees, independent contractors, agents or any Permitted Occupier by the bringing in or removal of the Subtenant's goods or effect.

3.10.2 The obligations of the Subtenant in this Clause 3.10 shall extend to all improvements and additions to the Sublet Portions and/or the Common Portions and all the Landlord's fixtures, fittings and appurtenances of whatever nature affixed or fastened to the Sublet Portions and/or the Common Portions.

3.10.3 It is understood and agreed that the obligation to effect maintenance, repair and replacement with respect to the Building (including the Sublet Portions and Common Portions) and Property is primarily vested in the Landlord pursuant to Clause 5.9. The Subtenant's obligations under this Clause 3.10 shall apply to any maintenance, repair and replacement obligations not comprehended under Clause 5.9.

3.11     YIELD UP IN REPAIR

         At the expiration or earlier determination of the Term:-

3.11.1 Quietly to yield up the Sublet Portions (together with, if so requested by the Landlord, all structures and installations erected or installed by the Subtenant at the Sublet Portions and/or the Common Portions with the consent of the Landlord and Head Lessor), all additions and improvements at the Sublet Portions and/or the Common Portions made by the Subtenant and all fixtures (other than trade fixtures which may be fixed or fastened by the Subtenant to or upon the Sublet Portions and/or the Common Portions with the consent of the Landlord and Head Lessor) repaired, cleaned, decorated and kept in accordance with the Subtenant's covenants contained in this Sub-Lease.

3.11.2 If so requested by the Landlord to remove from the Sublet Portions and/or the Common Portions all or any portion of the fixtures and fittings installed or erected by the Subtenant and all notices, notice boards and signs bearing the name of or otherwise relating to the Subtenant (including in this context any persons deriving title to the Sublet Portions under the Subtenant) or its business.

3.11.3 To redecorate the Sublet Portions to the reasonable satisfaction of the Landlord, with two coats of good quality oil paint or emulsion paint and other appropriate treatment of all internal parts of the Sublet Portions in a good workmanlike manner using suitable and appropriate materials as the Landlord may reasonably and properly require.

3.11.4 To make good to the reasonable satisfaction of the Landlord all damage and defects to the Sublet Portions and the Common Portions resulting from the removal of the Subtenant's belongings, reinstatement or redecoration of the Sublet Portions and/or the Common Portions.

3.11.5 If the Subtenant fails to remove the fixtures and fittings, reinstate, redecorate or make good any damage and defects to the Sublet Portions and/or the Common Portions in accordance with the provisions of this Clause 3.11 within fourteen (14) days from the date of notice in writing to do the same, the Landlord may effect the same at the Subtenant's cost and expense PROVIDED THAT the Landlord shall carry out such works within a reasonable period and all reasonable costs and expenses incurred by the Landlord together with the Rent which the Landlord shall be entitled to receive had the period within which such works were effected by the Landlord been added to the relevant term which had hitherto expired or been determined, shall be paid by the Subtenant within seven (7) days of demand from the Landlord, and in this connection, a certificate of the Landlord as to the amount of costs and expenses incurred shall be conclusive and binding on the Subtenant in the absence of manifest error.

3.12     COMPLIANCE WITH LEGISLATION ETC

3.12.1 Except where such liability may be expressly within the Landlord's covenants contained in this Sub-Lease, to comply in all respects with the provisions of all statutes and regulations for the time being in force and requirements of any competent authority relating to, or affecting, the Sublet Portions or anything done in or upon the Sublet Portions and/or the Common Portions by the Subtenant.

3.12.2   In particular but without prejudice to the generality of Clause
         3.12.1:-

         (a) to comply with all requirements under any present or future Act of Parliament, order, by-law or regulation as to the use or occupation of or otherwise concerning the Sublet Portions and/or the Common Portions;

         (b) to comply with the provisions for health, safety and welfare of persons employed to work in the Sublet Portions and/or the Common Portions laid down by any law in force and any regulations thereunder for the time being in force;

         (c) to observe and conform with all regulations and restrictions made by the Landlord and/or Head Lessor or other duly authorized agents for the proper management of the Property and the grounds around the Building and notified in writing by the Landlord or the Head Lessor or their duly authorized agents to the Subtenant from time to time;

         (d) to execute with all due diligence all works to the Sublet Portions and/or the Common Portions for which the Subtenant is liable in accordance with this Clause 3.12 and of which the Landlord has given notice to the Subtenant; and

         (e) if the Subtenant shall not comply with Clause 3.12.2(d) to permit the Landlord and/or the Head Lessor to enter the Sublet Portions to carry out such works and to pay to the Landlord on demand the expense of so doing (including surveyors' and other professional advisers' fees) together with Interest from and including the date of expenditure until payment by the Subtenant to the Landlord (such monies to be recoverable as if they were rent in arrears).

         (f) Not to do or omit or suffer to be done or omitted any act matter or thing in or on the Sublet Portions and/or the Common Portions (to the extent used by the Subtenant) in respect of the business, trade or industry carried out or conducted therein by the Subtenant which shall contravene the provisions of any laws, rules or regulations now or hereafter affecting the same.

3.13     COMPLIANCE WITH HEAD LEASE

3.13.1 To observe the provisions in the Head Lease and perform all the covenants and conditions on the part of the lessee contained in the Head Lease (save for the covenant to pay the rent thereby reserved and those covenants in this Sub-Lease which are to be performed and observed only by the Landlord) insofar as they relate to the occupation and use by the Subtenant of the Sublet Portions and/or the Common Portions. For purposes of giving effect to the foregoing, the provisions of the Head Lease relating to construction (such as with respect to construction of the Building and boundary walls or removal of building materials) or compliance with which would require the Subtenant to control portions of the Property other than the Sublet Portions (such as with respect to surveys of the Property, or maintenance of any gross plot ratio for the Property) shall not be deemed to relate to the occupation and use of the Sublet Portions.

3.13.2 Not to cause or do or suffer to be done any act or thing in relation to the Sublet Portions, the Common Portions or the Property or any part thereof which may as between the Landlord and the Head Lessor constitute or cause a breach by the Landlord of any of the terms, covenants, conditions or stipulations on the part of the Landlord to be observed or performed by virtue of the Head Lease but shall do or permit to be done any act or thing to comply with or to prevent a breach of any of such terms, covenants, conditions or stipulations with no liability on the part of the Landlord and/or the Head Lessor for any inconvenience, loss, damage, costs, expenses or compensation whatsoever in the event that the Head Lessor, its servants or authorised agents with or without workmen, tools and equipment should enter upon the Sublet Portions to do any act or thing which the Head Lessor is entitled to do by virtue of the Head Lease or by virtue of any laws, by-laws, rules or regulations.

3.13.3 The Subtenant hereby acknowledges that it has received copies of the Head Lease and is acquainted with the terms, covenants, conditions and stipulations therein.

3.13.4 To comply with, observe and perform all the conditions, to the extent the same may be performed by the Subtenant, of the Head Lessor's consent to the Sublease herein, including the payment of any subletting fee, levy or other imposition which may from time to time be imposed by the Head Lessor.

3.14     ASSIGNMENT AND SUBLETTING

3.14.1 Not to assign, sublet, grant a licence or part with or share the possession or occupation of the Sublet Portions and/or the Common Portions or any part thereof nor permit any other party or person by way of a licence or otherwise to occupy the Sublet Portions and/or the Common Portions or any part thereof and not at any time hereafter to transfer, assign, mortgage, charge, encumber or otherwise deal with the Sublet Portions and/or the Common Portions and the Subtenant's rights title and interest under this Sub-Lease.

3.14.2 The provisions of Section 17 of the Conveyancing and Law of Property Act (Cap. 61) shall not apply to this Sub-Lease.

3.15     DISPOSAL, CLEANING AND OTHER REMEDIAL MEASURES

3.15.1 To make good and sufficient provision for the safe and efficient disposal of all waste, debris and rubbish, including but not limited to pollutants in accordance with applicable laws and to the requirements and satisfaction of the Landlord and Head Lessor, PROVIDED THAT in the event of default by the Subtenant under this covenant the Landlord may carry out such remedial measures as are reasonably necessary and all costs and expenses reasonably incurred thereby shall forthwith be recoverable from the Subtenant as rent in arrears and be repaid on demand.

3.15.2 To make good and sufficient provision for the disposal, cleaning and all other remedial measures that are necessary at any part of the Property as a result of any deposit, spillage or disposal of any material or liquid by the Subtenant or by any of the Subtenant's employees, independent contractors, agents or any Permitted Occupier, provided that in the event of default by the Subtenant under this covenant the Landlord may carry out such remedial measures as are reasonably necessary and all costs and expenses incurred thereby shall forthwith be recoverable from the Subtenant as rent in arrears and be repaid on demand.

3.15.3 To keep the Sublet Portions and/or the Common Portions clean and tidy and to remove therefrom all debris and rubbish to such place within the grounds of the Property as the Landlord may designate and in the event of default by the Subtenant the Landlord may do so and all costs and expenses incurred thereby shall forthwith be repaid by the Subtenant to the Landlord on demand.

3.15.4 To employ in or about the Sublet Portions and/or the Common Portions only those cleaning or waste disposal contractors authorized by the Landlord to carry out cleaning or waste disposal works in the Building. Any such authorized contractors so employed by the Subtenant for the purposes of cleaning or disposing of waste from the Sublet Portions and/or the Common Portions shall be at the sole expense and responsibility of Subtenant.

3.15.5 To allow the person or persons for the time being having the contract for the cleaning of the Building and his or their servants, workmen, employees, agents, contractors and subcontractors, free ingress and egress to and from the Sublet Portions for the purposes of cleaning thereof during business hours.

3.16     LANDLORD'S RIGHT OF INSPECTION AND RIGHT OF REPAIR

3.16.1 To permit the Landlord and its servants or agents at all reasonable times by prior appointment but at any time if the Head Lessor has served written notice on the Landlord pursuant to any of the terms of the Head Lease giving notice of any breach of any of the terms covenants and conditions of any of the Head Lease, to enter into, inspect and view the Sublet Portions and examine their condition and also to take a schedule of fixtures in the Sublet Portions.

3.16.2 If any breach of covenant, defects, disrepair, removal of fixtures or unauthorised alterations or additions shall be found upon such inspection for which the Subtenant is liable, then upon notice to the Subtenant, to execute all repairs, works, replacements or removals required within fourteen (14) days (or sooner if required by the Landlord) after the receipt of such notice, to the satisfaction of the Landlord or its surveyor.

3.16.3 In case of default by the Subtenant, it shall be lawful for workmen or agents of the Landlord to enter into the Sublet Portions and execute such repairs, works, replacements or removals.

3.16.4 To pay to the Landlord on demand all costs and expenses so incurred with Interest from the date of expenditure until the date they are paid by the Subtenant to the Landlord (such costs and expenses and Interest to be recoverable as if they were rent in arrears), such demand to be accompanied by supporting evidence as to the amount of the said expenses.

3.17     DANGEROUS GOODS AND UNLAWFUL STORAGE

         Not to store or bring upon the Property, the Sublet Portions and/or the Common Portions or any part thereof, arms, ammunition, unlawful goods, gunpowder, saltpetre, chemicals, petrol, kerosene, gas, any explosive or combustible substance or any goods or things which in the opinion of the Landlord are of an obnoxious, dangerous or hazardous nature and not to place or leave in the entrance, stairways, passages, corridors, lobbies or other common parts of the Sublet Portions and/or the Common Portions, the Building or the Property, any boxes or rubbish or otherwise encumber the same; PROVIDED ALWAYS that if combustible or inflammable materials are stored in the Property, the Sublet Portions and/or the Common Portions or any part thereof with the consent in writing of the Landlord, any increase in premia for fire or other insurance as may have been taken out by the Landlord shall be borne by the Subtenant; PROVIDED THAT this provision shall not prohibit or restrict the right of the Subtenant to use, store and possess such chemicals or other materials, the use, storage and possession of which are necessary or desirable for the uses permitted under Clause 3.4 so long as the Subtenant otherwise complies with the laws, rules and regulations applicable to the use, storage and possession of such chemicals and materials.

3.18     FIRE PRECAUTIONS

3.18.1 To install adequate fire extinguishers or fire fighting or protection equipment in the Sublet Portions and to ensure that they are at all times properly maintained and in good working order and repair.

3.18.2 To ensure that all exits in the Sublet Portions are properly marked and illuminated and that fire-fighting equipment are adequately installed and provided for thereat.

3.18.3 To keep the Sublet Portions and all fixtures, fittings, installations and appliances therein in a safe condition by adopting all necessary measures to prevent any outbreak or occurrence of fire in the Sublet Portions, to comply with the requirements of the Fire Safety Bureau or other competent authority and upon written notice from the Landlord to comply with such reasonable requirements as the Landlord may in its discretion stipulate as to fire precautions relating to the Sublet Portions and/or the Common Portions.

3.19     HEAD LESSOR'S AND LANDLORD'S RIGHTS OF ENTRY FOR REPAIRS ETC

         In addition and without prejudice to Clause 3.18, to permit the Head Lessor, the Landlord and the agents, workmen and others employed by the Landlord and the Head Lessor at all reasonable times by prior appointment to enter upon the Sublet Portions:-

         (a) to inspect, cleanse, repair, remove, replace, alter or execute any works whatsoever to or in connection with the Conducting Media and ancillary apparatus, easements or services referred to in Schedule 2; or

         (b) to effect or carry out any maintenance, repairs, alterations or additions or other works which the Landlord or the Head Lessor may consider necessary or desirable in respect of other parts of the Building, the water, electrical, airconditioning or other facilities and services of the Building or of the Property; or

         (c) for the purpose of exercising any of the powers and authorities of the Landlord under this Sub-Lease or for the purpose of the Head Lessor exercising any of the powers and authorities of the Head Lessor under the Head Lease; or

         (d) to comply with an obligation of repair, maintenance or renewal affecting the Sublet Portions; or

         (e) for the purpose of allowing inspections to be carried out at the Sublet Portions by the Head Lessor, the Landlord, the relevant government authorities or regulatory bodies or the Head Lessor's and/or the Landlord's maintenance contractors; or

         (f) to construct, alter, maintain, repair or fix anything or additional thing serving the Building, the adjoining premises or property of the Landlord, and running through or on the Sublet Portions; or

         (g) in connection with the development of the remainder of the Building, the Property or any adjoining or neighbouring land or premises.

         Without payment of compensation for any nuisance, annoyance or inconvenience caused to the Subtenant subject to the Landlord (or other person so entering) exercising such right in a reasonable manner.

3.20     SUITABLE AND PROPER SUPPORTS

         The Subtenant shall at its own cost and expense and subject to the prior approval in writing of the Landlord and the relevant government authorities provide suitable and proper supports for all machinery, equipment and installations in connection with the approved usage at the Sublet Portions and/or the Common Portions. The Head Lessor and the Landlord shall not be liable for any loss, damage or inconvenience that the Subtenant may suffer or incur in connection with any defects caused to the ground/production floor slabs or apron slabs by overloading and any subsidence or cracking of the ground/production floor slabs or aprons, drains and driveways of the Sublet Portions and/or the Common Portions or the Property, or from other defects inherent or otherwise in the Sublet Portions and/or the Common Portions or the Property.

3.21     CONSTRUCTION AND FACILITY SYSTEM SERVICES UNDER THE SERVICE AGREEMENT

         The Landlord and the Tenant each hereby acknowledge that construction and facility system services are provided by the Landlord under the Service Agreement. In the event that the Service Agreement is terminated or amended during the Term and such termination or amendment has the effect of terminating or reducing the Landlord's provision of such construction and facility system services, the parties shall in good faith negotiate amendments or supplements to this Sub-Lease in respect of each party's obligations to perform the services contemplated in this Sub-Lease (such as, without limitation, maintenance and repairs).

4.       LANDLORD'S COVENANTS

         The Landlord hereby covenants with the Subtenant as follows:-

4.1      QUIET ENJOYMENT

         That the Subtenant duly paying the Rent hereby reserved and observing and performing its several covenants and stipulations herein on its part contained shall peaceably hold and enjoy the Sublet Portions and use the Common Portions during the Term without any disturbance by the Landlord or any person lawfully claiming under through or in trust for the Landlord.

4.2      PERFORMANCE AND OBSERVANCE OF HEAD LEASE

4.2.1 To perform and observe the covenants on the lessee's part contained in the Head Lease save and except those covenants in this Sub-Lease which are to be performed and observed by the Subtenant.

4.2.2 To make payment of all rent and rates due to the Head Lessor under the Head Lease, property tax or assessment by whatever name called as may be rated or charged on the Sublet Portions (except as hereinbefore covenanted to be paid by the Subtenant) payable by the Landlord in respect of the Sublet Portions during the term hereby created.

4.2.3 For the purposes of Clause 3.15, to inform the Subtenant of the terms, covenants, conditions and stipulations of the Head Lease and any variations or amendments thereto.

4.2.4 Promptly after the Landlord receives a copy of any notice or other communication from the Head Lessor with respect to or affecting the Sublet Portions or the Common Portions, the Landlord shall provide the Subtenant a copy of such notice or communication. In the event that any such notice or communication requires performance by the Landlord, or pertains to the breach, of any of its obligations under the Head Lease, the Subtenant shall have the right, but not the obligation to perform such obligation or cure such breach.

4.3      LANDLORD'S REPRESENTATIONS AND WARRANTIES

4.3.1 The Landlord represents and warrants that all applicable covenants, restrictions, easements, zoning and other legal requirements in effect as of the date hereof permit the use of Sublet Portions and the Common Portions for purposes of operating a semiconductor wafer manufacturing facility and uses accessory and incidental thereto.

4.3.2 The Landlord warrants to the Subtenant that the Landlord has constructed the Building in a workmanlike manner, in compliance with
         (a) all applicable legal requirements, (b) all applicable industry standards for a semiconductor wafer manufacturing facility and (c) all requirements of the Head Lease. Save as aforesaid, no other warranties in respect of the construction of the Building are implied.

4.3.3 With respect to the property and the construction of the Building, the Landlord warrants that (a) the Landlord is in compliance with all applicable environmental and safety laws, rules, regulations and orders; (b) the Landlord has obtained or will obtain all environmental, health and safety governmental permits necessary for the holding of the Property and the construction of the Building and all such governmental permits are in full force and effect and the Landlord is in compliance with all terms and conditions of such permits; and (c) the Landlord is not subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any environmental or safety laws, rules, regulations and orders.

4.4      LANDLORD NOT TO ASSIGN

         The Landlord shall not assign or transfer this Sub-Lease and/or the Landlord's right, title and interest under this Sub-Lease to any other party.

4.5      LANDLORD'S INDEMNITY

         The Landlord unconditionally and irrevocably defend, indemnify and keep harmless and indemnified the Subtenant and its officers, directors and employees from and against all claims, demands, writs, summonses, actions, suits, proceedings, judgments, decrees, orders, damages, costs, losses and expenses of any nature whatsoever (but excluding all indirect and consequential loss and damage) which the Subtenant or its officers, directors or employees may suffer or incur and all loss and damage to the Sublet Portions and the Common Portions arising from or relating to the existence or Release on or prior to the date hereof in, on, under or from the Building or the Property of any Contaminant (it being understood that such indemnity shall cover, without limitation, an obligation to take any required or appropriate Remedial Action).

         For the purposes of the foregoing: (1) "Contaminant" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste; (2) "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil surface water, groundwater or property; and (3) "Remedial Action" means actions required under any applicable laws, regulation, rulings, orders or decisions or under the Head Lease to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimise the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring operation and maintenance and care.

4.6      LANDLORD'S PERFORMANCE

         The Landlord shall perform, in a timely manner and at the cost and expense of the Landlord, all of Singapore Technologies Pte Ltd's ("STPL") obligations under the Building Agreements (in so far as it is possible and practicable for the Landlord to perform such obligations) and shall use commercially reasonable efforts to complete as soon as is practicable all conditions to the conversion of the license granted to STPL under each Building Agreement into a lease for the benefit of STPL in the form attached to such Building Agreement.

5.       PROVISOS

         PROVIDED ALWAYS and it is hereby agreed and declared as follows:-

5.1      TERMINATION BY JURONG TOWN CORPORATION

5.1.1 Notwithstanding any other provision of this Sub-Lease, in the event that Jurong Town Corporation, at any time before the expiry of the Term, terminates the Head Lease and in connection therewith or thereafter, gives notice in writing requiring that this Sub-Lease be terminated or withdraws its consent to this subletting or becomes entitled to and re-enters the Property, the Sublet Portions and/or the Common Portions or any part thereof in the name of the whole, the Term shall upon the expiry of the said notice or upon the said withdrawal or upon the said re-entry absolutely determine without prejudice to any rights and/or remedies which have accrued to either party against the other for any antecedent breaches under this Sub-Lease but in any event without the Head Lessor and (if the determination was not caused by any act or omission of the Landlord) the Landlord being liable for any inconvenience, loss, damages, compensation, costs or expenses whatsoever arising from a termination of this Sub-Lease pursuant to this Clause 5.1.

5.2      DETERMINATION

5.2.1    For the purposes of this Clause an event of default shall occur if:-

         (a) any or any part of the Rent reserved by this Sub-Lease shall be unpaid for thirty (30) days after any of the days when they become due for payment (whether or not they shall have been formally demanded); or

         (b) the Subtenant shall fail to pay any other moneys hereby covenanted to be paid on the due date or within thirty (30) days after demand for payment therefor; or

         (c) the, Subtenant shall at any time fail or neglect to perform or observe any of the covenants, conditions or agreements contained in this Sub-Lease to be performed or observed by the Subtenant (other than the covenant for the payment of any moneys due to the Landlord); or

         (d) any distress or execution is levied on the Subtenant's goods which is not stayed or removed within thirty (30) days after such levy; or

         (e) an event of insolvency shall occur in relation to the Subtenant.

5.2.2 Upon the occurrence of an event of default, it shall be lawful for the Landlord or any person or persons duly authorised by the Landlord for that purpose to re-enter the Sublet Portions (or any part thereof in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and to repossess the Sublet Portions (including any structure or other installation on the Sublet Portions) and the Term and this Sub-Lease shall absolutely cease and determine and without the Landlord being required to pay to the Subtenant any compensation or allowance for moneys which may have been incurred by the Subtenant for the installation or construction of any structure or other installation on the Sublet Portions.

5.2.3 Re-entry in exercise of the rights contained in Clause 5.2.2 shall be without prejudice to any rights or remedies of the Landlord in respect of any breach of any of the covenants by the Subtenant contained in this Sub-Lease (including the breach in respect of which the re-entry is made).

5.2.4 Without prejudice to any other rights or remedies of the Landlord, the Subtenant shall pay to the Landlord compensation and damages for any loss of rent suffered by the Landlord consequential upon the Landlord exercising its rights of re-entry.

5.2.5 The expression "an event of insolvency" in Clause 5.2.1 includes inability of the Subtenant to pay its debts, entry into liquidation either compulsory or voluntary (except for the purpose of amalgamation or reconstruction which has been previously approved by the Landlord), the passing of a resolution for winding up, the making of a proposal to the Subtenant and its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs, the application to the court for the appointment of a judicial manager or the appointment of a receiver or judicial manager.

5.3      NOTICES

         All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and shall be sufficiently served on the Subtenant if the same is addressed to the Subtenant and sent by telefax to the Subtenant's telefax number at the Sublet Portions or delivered personally or sent by registered post to the Sublet Portions or at its registered office recorded with the Registrar of Companies and Businesses. All notices, demands or other communications shall be sufficiently served on the Landlord if the same is addressed to the Landlord and sent by telefax to the Landlord's telefax number or delivered personally or sent by registered post to the registered office for the time being of the Landlord. Any such notice, demand or communication shall be deemed to have been duly served immediately (if given or made by facsimile or delivered by hand) or (if given or made by letter) 24 hours after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

5.4.     RELATIONSHIP BETWEEN LANDLORD AND SUBTENANT

5.4.1 It is recognised that (i) the Landlord owns 49% of the issued share capital of the Subtenant and is party with Lucent Technologies Microelectronics Pte Ltd to a Joint Venture Agreement dated as of December 19, 1997 (as the same may be amended, modified or supplemented, the "Joint Venture Agreement") relating to the governance of the Subtenant and (ii) the Landlord has agreed with the Subtenant pursuant to the Service Agreement to provide certain administrative, logistical, safety, environmental, engineering, system, operations shipping and other services to the Subtenant (including various services with respect to obligations of the Subtenant hereunder). In view of the foregoing, and notwithstanding the generality of any other provision of this Agreement:-.

         (a) the Subtenant shall be deemed to have fulfilled or performed any obligation hereunder if (i) the same is performed by the Landlord under the Service Agreement or (ii) the same belongs to a category of service (for example, environmental and safety management) that is required to be performed by the Landlord under the Service Agreement, whether or not such obligation is actually performed (except to the extent such obligation is not performed pursuant to the express instructions of the Subtenant to the Landlord under the Service Agreement that are contrary to the recommendations of the Landlord) and, in such circumstances, no default or breach by the Subtenant shall arise or deem to exist hereunder; and

         (b) for so long as the Service Agreement is in effect, any action taken by the Subtenant or the Landlord (as service provider under the Service Agreement) which is prohibited hereunder shall be deemed permitted (except for any action taken by the Landlord (as service provider under the Service Agreement) pursuant to the express instructions of the Subtenant that are contrary to the recommendations of the Landlord).

5.4.2 The Subtenant and the Landlord further acknowledge and agree that the Common Portions are to be used jointly by the Landlord and the Subtenant and that, as provided in the other provisions of this Sublease and in the Service Agreement, the Subtenant has agreed to compensate the Landlord for its use and the maintenance of the Common Portions. The Subtenant and the Landlord further agree that with respect to the Common Portions, notwithstanding any other provision of this Sub-Lease:

         (a) The Landlord shall be responsible for maintaining and repairing the Common Portions, complying with all statutes and regulations applicable to the Common Portions and shall be responsible for any liability applicable to the occupation of the Common Portions by the Landlord or the use of the Common Portions by the Head Lessor, the Landlord or any of their licensees or invitees; and

         (b) the Subtenant shall not damage, destroy or otherwise harm the Common Portions, shall comply with all statutes and regulations applicable to its use of the Common Portions and shall be responsible for any liability applicable to the use of the Common Portions by the Subtenant or its Permitted Occupiers.

5.5      NO CLAIM BY SUBTENANT

5.5.1 Except as otherwise expressly provided herein, the Landlord shall, notwithstanding anything herein contained, not be liable to the Subtenant, nor shall the Subtenant have any claim against the Landlord in respect of:-

         (a) any interruption in services (if any) provided by the Landlord to the Subtenant under this Sub-Lease, by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause beyond the Landlord's control or by reason of mechanical or other defect or breakdown or other inclement conditions or shortage or manpower, fuel, materials, electricity or water or by reason of labour disputes or by reason of any circumstances beyond the Landlord's control (including but not limited to fire, flood, act of God, escape of water, riot, civil commotion, curfew or emergency);

         (b) any act, omission, default, misconduct or negligence of any porter, attendant or other servant or employee, independent contractor or agent of the Landlord and/or the Head Lessor in or about the performance or purported performance of any duty relating to the provision of the said services or any of them;

         (c) any damage, injury or loss arising out of the leakage of the piping, wiring and sprinkler system in the Landlord Buildings and/or any of the Sublet Portions and/or the Common Portions and/or the structure of such buildings;

         (d) any act, omission, default, misconduct or negligence of any contractor nominated or approved by the Landlord pursuant to this Sub-Lease and any such contractor appointed by the Subtenant shall not be deemed to be an agent or employee of the Landlord;

         (e) any damage, injury or loss arising from or in connection with the use of the carparks at the Property.

5.5.2 The Landlord may, by giving to the Subtenant three (3) months' notice in writing, once in every calendar year during the Term, shut down the cleanroom facility systems in the Sublet Portions for such periods to be mutually agreed between the Landlord and the Subtenant to perform any maintenance required and the Landlord shall not be liable to the Subtenant nor shall the Subtenant have any claim against the Landlord in respect of the shut down.

5.6      WAIVER OF CONSENT

5.6.1 Subject to the provisions of Clause 5.4.1, knowledge or acquiescence by the Landlord of any breach by the Subtenant of any of the covenants, conditions or obligations herein contained shall not operate or be deemed to operate as a waiver of such covenants, conditions or obligations. No consent or waiver expressed or implied by the Landlord to or of any breach of any covenant, condition or obligation of the Subtenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or obligation and shall not prejudice in any way the rights, powers and remedies of the parties herein contained.

5.6.2 Any acceptance by the Landlord of Rent payable hereunder or any other sum payable under this Sub-Lease shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Subtenant in respect of a breach by the Subtenant of any of the Subtenant's obligations hereunder.

5.7      NO REPRESENTATIONS

         The Landlord shall not be bound by any representations or promises with respect to the Sublet Portions and/or the Common Portions, except as expressly set forth in this Sub-Lease, with the object and intention that the whole of the agreement between the Landlord and the Subtenant shall be set forth herein, and shall in no way be modified by any discussions which may have preceded the signing of this Sub-Lease. Without diminishing the scope of the Landlord's warranties under Clause 4.3.2, the Landlord does not expressly or impliedly warrant that the Sublet

         Portions and/or the Common Portions are now or will remain suitable or adequate for all or any of the purposes of the Subtenant and all warranties (if any) as to suitability and adequacy of the Sublet Portions and/or the Common Portions implied by law are hereby expressly negated.

5.8      PAYMENTS

         The Subtenant covenants to pay to the Landlord promptly as and when due without demand, deduction, set-off or counterclaim whatsoever all sums due and payable by the Subtenant to the Landlord pursuant to the provisions of this Sub-Lease.

5.9      INSURANCE, MAINTENANCE, REPAIR AND REPLACEMENT

5.9.1 Subject to the basis of allocation or reimbursement for the costs and expenses for any maintenance, repair and replacement in accordance with sub-clauses 5.9.3, 5.9.4 and 5.9.5, the Landlord shall be responsible for all maintenance and repair of, and for all upkeep, replacement and rebuilding works necessary or appropriate relating to, the Building (including the Common Portions and the Sublet Portions) (the "maintenance, repair and replacement works"). Such maintenance, repair and replacement works shall be performed by the Landlord diligently, promptly and in a good and workmanlike manner, in accordance with all legal requirements. Such maintenance, repair and replacement works shall include but are not limited to all maintenance, repairs and replacements to (a) the structural components of the Building, including without limitation the roof, roofing system, exterior walls, bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Building; (b) assure watertightness of the Building (including caulking of the flashings) and repairs to the roof, roofing system, curtain walls, windows, and skylights if required to assure watertightness; (c) the parking lots, areas and garages, common areas of the Property and Building, including the lighting and drainage systems; and (d) landscaping and other environmental improvements or maintenance of the Building, the Property; and (e) the plumbing, lawn and fire sprinkler, heating, ventilation and air conditioning systems, electrical and mechanical lines and equipment associated therewith, including without limitation elevators.

5.9.2 The Landlord shall where applicable maintain and enforce the warranties provided by the Landlord's contractors with respect to the Building (including the Common Portions and the Sublet Portions). During the defects liability period for such warranties, the Landlord will enforce such warranties in order for, as far as possible, the contractors to either absorb the costs of, or themselves effect, any required repair, replacement or rebuilding works. This principle shall also apply to any additional construction contracts entered into by the Landlord with respect to the Building (including the Common Portions and the Sublet Portions), although the Landlord shall not in any such contracts be obligated to negotiate or secure warranties from the contractors.

5.9.3 The Subtenant shall at its own cost and expense maintain liability and property damage insurance for the Sublet Portions in amounts and on terms to be mutually acceptable to the Subtenant and the Landlord.

5.9.4 The Landlord shall at its own cost and expense maintain liability and property damage insurance for the Building (including the

         Common Portions but excluding the Sublet Portions) in amounts and on terms to be mutually acceptable to the Subtenant and the Landlord.

5.9.5 To the extent that the provisions of Clause 5.9.2 are inapplicable, the costs and expenses for any maintenance, repair and replacement works shall be borne as follows:

         (a) the Subtenant shall reimburse the Landlord for all such costs and expenses reasonably incurred by the Landlord for works performed with respect to Sublet Portions; and

         (b) with respect to all such costs and expenses reasonably incurred by the Landlord for works performed with respect to the Building (including the Common Portions but excluding the Sublet Portions ):

                  (i) to the extent such costs and expenses are covered by insurance (or, if the Landlord fails to maintain any insurance required by Clause 5.9.4, would have been covered by insurance if the Landlord maintained such insurance), and whether or not the Landlord makes a claim under its insurance, the Landlord shall bear such costs and expenses, and

                  (ii) to the extent such costs and expenses are not covered by insurance, or are not borne or required to be borne by the Landlord pursuant to (i) above, the Subtenant shall reimburse the Landlord for its Allocable Share of such costs and expenses; Provided, in all cases under this sub-clause b(ii) the costs and expenses subject to reimbursement by the Subtenant shall exclude any costs and expenses incurred for maintenance, repair and replacement works with respect to the CSM Portions and all equipment, machinery, fixtures, and cleanrooms located or affixed in such area (but will include costs and expenses for the Conducting Media located thereon except if such costs and expenses relate solely to the CSM Portions) .

6.       SUBTENANT'S ACKNOWLEDGEMENT

         The Subtenant hereby agrees and declares that it has no proprietary claim to, nor any claim to compensation in respect of any structure or other installation on the Sublet Portions and/or the Common Portions which, if removed, will cause structural impact to the Building notwithstanding that such structure, building or other installation may have been erected or caused to be erected by the Subtenant at the Subtenant's expense or with the express or implied consent of the Landlord, and any right whether in law or in equity which the Subtenant might otherwise have or claim to have is hereby relinquished by the Subtenant in favour of the Landlord, and the Subtenant shall indemnify the Landlord against any claim whatsoever in respect thereof.

7.       LEGAL AND OTHER COSTS

         The Subtenant shall pay to the Landlord on demand on an indemnity basis:-

         (a) all costs, expenses or charges legal or otherwise including stamp duty of or connected with the preparation and execution of this Sub-Lease and its counterpart and any other documents related thereto;

         (b) all costs, expenses or charges legal or otherwise including the Landlord's legal costs in connection with any surrender or other termination of this Sub-Lease otherwise than by effluxion of time or arising out of the Landlord's default;

         (c) all the Head Lessor's and/or the Landlord's costs and expenses (including solicitors' costs and costs of the Landlord's architect, engineer, surveyor or other consultants where applicable) of or connected with the Head Lessor's and/or the Landlord's consideration, processing and approval or otherwise of the Subtenant's applications for the Head Lessor's and/or the Landlord's consent or waiver in respect of any matters herein;

         (d) all legal fees and other costs and disbursements incurred by the Landlord on a full indemnity basis for or in connection with demanding and enforcing payment of all monies due hereunder or the observance and performance of any covenants, terms and conditions herein contained; and

         (e) all goods and services, value added and other duties or taxes payable on the costs, fees and expenses referred to in this Clause 7.

8.       REMOVAL OF PROPERTY AFTER DETERMINATION

8.1 If at such time as the Subtenant has vacated the Sublet Portions after the determination of this Sub-Lease, any property of the Subtenant shall remain in or on the Sublet Portions and/or the Common Portions and the Subtenant shall fail to remove the same within seven (7) days after being requested by the Landlord so to do by a notice to that effect then the Landlord may as the agent of the Subtenant sell such property and shall then apply the proceeds of sale after deducting the costs and expenses of removal, storage and sale reasonably and properly incurred by it towards discharging any sum due from the Subtenant to the Landlord under the provisions of this Sub-Lease and shall hold the balance thereof (if any) to the order of the Subtenant.

8.2 The Subtenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Subtenant and was liable to be dealt with as such pursuant to this Clause 8.

9.       POWER FOR LANDLORD TO DEAL WITH ADJOINING PROPERTY

9.1 The Landlord may deal as it may think fit with other property belonging to the Landlord adjoining or nearby the Sublet Portions and/or the Common Portions PROVIDED ALWAYS THAT no such dealing shall adversely affect Subtenant's quiet enjoyment of the Sublet Portions and the use thereof and of the Common Portions as contemplated by this Sublease. The Landlord may erect or suffer to be erected on such property any buildings whatsoever whether or not such buildings shall affect or diminish the light or air which may now or at any time be enjoyed by the Subtenant in respect of the Sublet Portions and/or the Common Portions.

9.2 The Landlord shall have the right at all times without obtaining any consent from or making any arrangement with the Subtenant to alter, reconstruct or modify in any way whatsoever or change the use of those parts of the Building or the Property, the use of which is granted in common with the Landlord and others so long as proper means of access to and egress from the Sublet Portions and/or the Common Portions are afforded and essential services are maintained at all times.

9.3 Notwithstanding any limitation set forth herein on the liability or obligations of Chartered Semiconductor Manufacturing Ltd in its capacity as "Landlord" hereunder to the Subtenant, such limitations shall not restrict, limit or otherwise negate any liability or obligation of Chartered Semiconductor Manufacturing Ltd to Silicon Manufacturing Partners Pte Ltd in any other capacity that may arise under any other contractual obligation or by law.

9.4 Notwithstanding any limitation set forth herein on the liability or obligations of Silicon Manufacturing Partners Pte Ltd in its capacity as "Subtenant" hereunder to the Landlord, such limitations shall not restrict, limit or otherwise negate any liability or obligation of Silicon Manufacturing Partners Pte Ltd to Chartered Semiconductor Manufacturing Ltd in any other capacity that may arise under any other contractual obligation or by law.

10.      UNTENANTABILITY

         In case the Sublet Portions and/or the Common Portions comprised in the Building or any part thereof shall be destroyed or rendered unfit for use by fire (except where such fire shall have been caused by the default or negligence of the Subtenant or any Permitted Occupier(s) whereby payment of the policy monies under any policy of insurance is refused) during the Term then and in such case and so often as the same shall happen the Rent hereby reserved or a fair and just proportion thereof according to the extent of the damage sustained shall cease and be suspended during and for so long as such Sublet Portions and/or the Common Portions or any part thereof shall remain unfit for use or occupation by reason of such destruction or injury Provided that if such Sublet Portions and/or the Common Portions or any part thereof shall remain unfit for use and occupation for a period of three (3) months either party shall be at liberty by notice in writing to the other to terminate this Sub-Lease and upon such notice being given the Term shall absolutely cease and determine but without prejudice to any right of action of either party in respect of any antecedent breach of this Sub-Lease by the other.

11.      SPECIFICATION OF SUBLET PORTIONS AND NOTICE TO TAKE POSSESSION

11.1 As soon as practicable after the clean room at the Sublet Portions are ready for equipment installation the Landlord shall give written notice ("Notice to take possession") to the Subtenant requiring the Subtenant to take possession of the Sublet Portions. The Subtenant shall take possession of the Sublet Portions within seven(7) days from the date of the Notice to take possession.

11.2 For the purpose of Clause 11.1, the cleanroom within the Sublet Portions is ready for equipment installation upon the Landlord's receipt of the certificate as per the specifications in the construction management contract between the Landlord and Meissner & Wurst that the cleanroom is ready for equipment move-in/installation, which certificate is expected to be provided by Meissner & Wurst not later than 1st April 1998

12.      TERMINATION BY SUBTENANT

         In the event that Certificate of Statutory Completion for the Building is still not issued by 1st September 1998, (or such later date as may be mutually agreed upon to be beneficial to both the Landlord and the Subtenant) the Subtenant shall be entitled by written notice thereof to rescind this Sub-Lease whereupon all moneys paid by the Subtenant to the Landlord shall forthwith be refunded free of interest to the Tenant and neither party shall have any claim or compensation against the other party.

13.      VALIDITY OF CLAUSES

         If any one or more of the provisions contained in this Sublease shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

14.      GOVERNING LAW AND JURISDICTION

14.1 This Sub-Lease shall be construed and governed by the laws of Singapore.

14.2 In case any dispute or difference shall arise between the Landlord and Subtenant as to the construction of this Sub-Lease or as to any matter or thing of whatsoever nature arising hereunder or in connection herewith, including any question regarding its existence, validity or termination, such dispute or difference shall promptly be submitted to a committee comprising one Board member from each of the Subtenant (such Board member shall not be a Director of the Landlord) and the Landlord. If such committee is unable to resolve such dispute within 21 days of such submission, it shall submit the dispute to a committee comprising one senior manager from each of the Subtenant and the Landlord, being in the case of:-

         Landlord : the President

         Subtenant : the Customer Satisfaction Vice President of Lucent
                     Technologies Inc.

         If such senior managers are unable to resolve such dispute within 14 days of such submission, it shall be submitted to a committee comprising one senior officer from each of the Subtenant and the Landlord being in the case of:-

         Landlord : the Chairman of the Board of the Landlord

         Subtenant : President of Lucent Microelectronics Group.

14.3 If such senior officers are unable to resolve the dispute within 14 days of such submission, it shall be submitted to a single arbitrator to be appointed by the Subtenant and the Landlord (the "Arbitrator"). If the parties fail to agree on an Arbitrator within 14 days after the Subtenant or the Landlord has given to the other in dispute a written request to concur in the appointment of an Arbitrator, a single arbitrator (the "ICC Arbitrator") to be appointed on the request of the Subtenant or the Landlord within 10 days after the 14 day period by the International Chamber of Commerce and such submission shall be a submission to arbitration in accordance with the Rules of

         Conciliation and Arbitration of the International Chamber of Commerce as presently in force by which the parties agree to be so bound. The Arbitrator or the ICC Arbitrator, as applicable, shall have 14 days after his appointment to request and receive all information (whether written or oral) relating to the dispute from the Subtenant and the Landlord.

         Each of the Subtenant and the Landlord shall use its commercially reasonable efforts to comply with all of such requests for information. The place of arbitration shall be Singapore and the arbitration shall be conducted wholly in the English language. The Arbitrator or the ICC Arbitrator, as applicable, shall render his decision within 30 days after his appointment or, in the event the Arbitrator or the ICC Arbitrator, as applicable, requires any hearings or proceedings with respect to such arbitration, within 15 days after the completion of such hearings or proceedings.

14.4 Nothing shall affect the right to serve process in any manner permitted by law.





15.      PROVISION FOR RENEWAL

         The Subtenant shall have the right to renew this Sub-Lease in accordance with the terms and conditions set forth in Schedule 4.

                                   SCHEDULE 1

TOGETHER WITH (but to the exclusion of all other liberties, easements, rights or advantages):-

1. The right for the Subtenant and others duly authorised by the Subtenant of ingress to and egress from the Sublet Portions and/or the Common Portions in over and along all the usual entrances, landings, lifts, lobbies and corridors in the Building and all necessary roadway, entrances, ramps and loading docks in the Property leading or related to the sublet Portions and the Common Portions in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto, such right being only so far as is necessary and as the Landlord can lawfully grant;

2. The right for the Subtenant and others duly authorised by the Subtenant to use such sufficient toilet facilities in the Building as shall be designated from time to time in writing by the Landlord but such user shall be in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto;

3. The right for the Subtenant and all others authorised by the Subtenant to enjoy the benefit of the water, gas, sewage, electricity, air-conditioning, telephone and other services or supplies installed in or from and to the Building in common with the Landlord and all others so authorised by the Landlord and all other persons entitled thereto; and

4. The right for the Subtenant to use the plant, machinery, equipment and appliances in the Common Portions (whether in common with the Landlord or otherwise) on the terms and to the extent agreed upon by the Landlord and the Subtenant from time to time.

                                   SCHEDULE 2

EXCEPTING AND RESERVING unto the Landlord:-

1. the right to the free and uninterrupted passage and running of water, gas, sewage, electricity, air-conditioning services, telephone and other services or supplies from and to other parts of the Building in and through the Conducting Media and ancillary apparatus which now are or may during the Term be in, on, under or over the Sublet Portions.

2. all rights of entry upon the Sublet Portions referred to in clause 3 of this Sub-Lease.

                                   SCHEDULE 3

1.       SUBTENANT'S LIABILITY TO PAY RENT

1.1 The Subtenant shall during the Term pay to the Landlord the monthly Rent by equal monthly payments in advance on the first day of each month (each a `Payment Date').

1.2 On or before the date of commencement of the Term, the Subtenant shall pay to the Landlord the pro-rated Rent calculated from the date of commencement of the Term up to and including the day immediately preceding the next Payment Date, and thereafter the Rent shall be paid on each succeeding Payment Date.

1.3      The Rent payable by the Subtenant shall be the aggregate of :-

         (a) a monthly charge of S$535,883.00 being the rent for the Sublet Portions;

         (b) a quarterly charge (payable on the 1st day of each of the months of January, April, July and October of each year) equal to the Allocable Share of the ground rent payable by the Landlord to the Head Lessor in respect of the Property under the provisions of the Head Lease; and

         (c). a monthly charge of S$1,108,998.00 being reimbursement over the Term of the cost and expenses of installation of facilities and mechanical and electrical fittings on the Property incurred by the Landlord prior to the commencement of the Term in respect of the Sublet Portions and the Common Portions.

1.4 In the event of the Head Lessor increasing the ground rent in respect of the Property, the Rent payable by the Subtenant shall be increased to such an amount equivalent to the Allocable Share of such increase by the Head Lessor and payable with effect from the date of such increase by the Head Lessor. A notice by the Landlord specifying the amount and effective date of such increase shall be final and conclusive and binding on the Subtenant.

1.5 In the event that both the Landlord and the Subtenant mutually shall after the commencement of the Term decide that additional facilities and mechanical and electrical fittings are required to support the parties' operations at the Property, the Landlord and the Subtenant shall in good faith negotiate and agree on the proportions of the cost and expenses of the installation of such additional facilities and mechanical and electrical fittings to be borne by the respective parties and the Rent, where applicable, shall be adjusted accordingly.

                                   SCHEDULE 4

                              PROVISIONS OF RENEWAL

1. The Subtenant shall be entitled to two (2) options to renew its sub-lease hereunder subject to the following terms and conditions:-

         (a) Each renewal period shall hereinafter be called an Option Term, for the following periods:-

                  First Option Term: for a period of ten (10) years
                                     commencing on the day after the expiry of the Term.

                  Second Option Term: for a period commencing on the day after the expiry of the First Option Term and
                                      ending on 14 February 2024.

         (b) There shall be at the time of each renewal a valid sub-lease in force in respect of the Sublet Portions and no action shall have been commenced by the Landlord under Clause 5.2 of this Sub-Lease (or the equivalent clause thereof in the sub-lease then applicable).

         (c) The Subtenant shall have given written notice ("Subtenant's Notice") to the Landlord of its intention to exercise its option to renew, such notice to be given not later than six
                  (6) months prior to expiration of the term of the sub-lease then in force.

         (d) At the time the Subtenant's Notice shall be served there shall not be any existing breach or non-observance of any covenants of the Subtenant under the sub-lease then in force in respect of the Sublet Portions and/or the Common Portions.

2. Each renewal shall be in respect of the whole of the Sublet Portions and not part thereof unless otherwise agreed by the Landlord in writing.

3. The Rent for any renewal term shall consist of the following components:.

         (a) a rent for the Sublet Portions payable in equal monthly installments through the renewal term in an amount equal to
                  (i) the difference between the residual value (as of the beginning of the renewal term) of the Sublet Portions and the Allocable Share of the Common Portions (as previously agreed to by the parties) and the residual value (as of the end of the renewal term) of the Sublet Portions and the Allocable Share of the Common Portions (as agreed to by the parties on a reasonable basis at the time of renewal) plus (ii) an amount sufficient to provide the Landlord with a per annum return of 7% on the amount specified under sub-clause (i) above;

         (b) the Subtenant's Allocable Share of the ground rent payable by the Landlord to the Head Lessor under the Head Lease in respect of the Property under the provisions of the Head Lease; and

         (c) a monthly charge in an amount to be determined by the Landlord and the Subtenant representing reimbursement of the costs and expenses of the installation of facilities and mechanical and electrical fittings on the Property incurred by the Landlord in respect of the Sublet Portions an/or the Common Portions. The monthly charge may include reimbursement for costs and expenses incurred by the Landlord that were not fully reimbursed in the previous term of this Sub-Lease and/or costs incurred by the Landlord during the term of such new sub-lease. Any interest component of such reimbursement shall be determined by the parties at such time as the parties agree on the terms and conditions of such installation work.

4. The new sub-lease shall, save for the new rent and the modifications to the option terms necessary to reflect the previous exercise of renewal options, be in the same form and substance as the then existing sub-lease except for such changes to the terms thereof as are agreed upon between the Landlord and the Subtenant.

                                   APPENDIX I
                               (to the Sub-Lease)
                            Plan of Demised Premises
                          (clause 1.1 of the Sub-Lease)

IN WITNESS WHEREOF the parties have executed this Sub-Lease.



The Landlord


Signed by Tan Bock Seng             )
          President & CEO           )
---------------------------         )
for and on behalf of                )
the Landlord Chartered              )  /s/ TAN BOCK SENG
Semiconductor Manufacturing         )
Ltd in the presence of:-            )

   /s/  ANGELA HON
----------------------------
      Angela Hon
 Senior Manager, Legal

The Subtenant


Signed by  Paul J. Mostek           )
for and on behalf of                )
the Subtenant Silicon               )  /s/ PAUL J. MOSTEK
Manufacturing Partners Pte Ltd      )
in the presence of:-                )

   /s/  DENNIS DILLON
----------------------------
      Dennis Dillon
        Attorney


                      DATED THIS 17th DAY OF February 1998